EXHIBIT #99.1  PRESS RELEASE

CHINA DIRECT TRADING REPORTS RECORD MONTHLY SALES OF $688,000?Monday February 27, 7:30 am ET


Projects First Quarter FY2006 Gross Revenues of $2.2 Million From Power Generator Sales


COOPER CITY, FL--(MARKET WIRE)--Feb 27, 2006 -- China Direct Trading Corp. (OTC BB:CHDT.OB - News) (CHDT) announced today record monthly gross revenues of $688,000 for January 2006. The sale of power generators by Complete Power Solutions (CPS), a subsidiary of CHDT, accounted for $610,000 of the sales for the month. The January 2006 gross revenue figure is a 940% increase over total gross revenues of $73,000 for all CHDT operations for the entire first month of FY2005.
Based on current consumer demand for power generators and the January 2006 sales results, CHDT is projecting first quarter FY2006 gross sales of $2.2 Million in power generators and $250,000 in sales from Souvenir Direct Inc. giving the company projected combined revenues of 2,450,000 for the first quarter of 2006. CPS is a Full-Service Authorized Guardian Dealer and Exclusive Home Depot
Supplier in Broward and Palm Beach areas providing residents and commercial establishments within the State of Florida with Automatic Standby Generators. The company offers a turnkey power solution from sales, permitting, delivery, installation, maintenance and service of generators including the fuel tanks. They also sell a Pre-Engineered proprietary concrete installation pad designed to reduce Noise and to Minimize Vibration (STC Rating of 48) and it is 1/3 the weight of normal concrete. All products can be seen at www.completepower247.com China Direct Trading Corp. (www.chinadirecttradingco.com) is a holding company creating vertical subsidiaries that involve trade between the US and China. One subsidiary, Souvenir Direct Inc. (SDI), is engaged in product development, manufacturing, distribution, logistics, and product placement into mass retail of souvenir and gift items in 29 countries. Overseas Building Supply (OBS) is engaged in manufacturing, distribution, and logistics of building materials including but not limited to generators, roof tiles, interior doors, and insulation materials. CPS is a majority-owned subsidiary engaged in a turnkey solution for standby power generation. FORWARD-LOOKING STATEMENTS: This press release, including the financial information that follows, contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding perceived market or customer demand, product development, product potential or financial performance. Statements about perceived consumer interest are based on the number of inquiries and orders for products received by CHDT or its subsidiaries as compared to earlier periods and are not based on any independent analysis or third party verification of such interest. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. CHDT undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements in this press release and risks associated with any investment in CHDT, which is a "penny stock" company, should be evaluated together with the many uncertainties that affect CHDT's business, particularly those mentioned in the cautionary statements in current and future CHDT's SEC Filings, which statements CHDT incorporates by reference herein. Accuracy of Assumptions. The expectations reflected in the forward-looking statements, in particular those with respect to projected sales, are based in part on certain assumptions made by China Direct and its subsidiaries, some of which are referred to in, or as part of, the forward-looking statements. Such assumptions include, without limitation, those relating CPS' ability to continue to sell power generators at the current rate and sustained consumer demand in Florida for the power generators sold by CPS. China Direct cannot provide any assurance that the assumptions referred to in the forward-looking statements or otherwise are accurate or will prove to have been correct. Any assumptions that are inaccurate or do not prove to be correct could have a material adverse effect on China Direct's and its subsidiaries' ability to achieve the results that the forward-looking statements contemplate.